SECURITIES AND EXCHANGE COMMISSION
 WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 12, 2005

INTERNATIONAL SMART SOURCING, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-14753	11-3423157
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

320 Broad Hollow Road Farmingdale, New York		11735
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (631) 293-4650

Not Applicable
 (Former Name or Former Address, if Changed Since Last Report)

Item 3.03          Material Modification to Rights of Security Holders

On April 12, 2005, the Company executed an amendment to the Warrant Agreement amending the expiration date of the common stock purchase warrants from April 23, 2005 to April 23, 2007.  A copy of the Amendment to the Warrant Agreement is attached as Exhibit 10.1 to this report.

Exhibits

10.1          Amendment to Warrant Agreement dated April 12, 2005

Signatures

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: April 19, 2005

INTERNATIONAL SMART SOURCING, INC.

By:	/s/ DAVID HALE

David Hale President

INDEX TO EXHIBITS

Exhibit No.	Description

10.1	Amendment to Warrant Agreement dated April 12, 2005